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                                                                    EXHIBIT 23.1

                                                CONSENT OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements Nos. 33-72130, 33-58362, 333-3846, 333-35215, 333-40634 and 333-50330 of Genta
Incorporated on Form S-3 and Registration Statement Nos. 33-85887, 333-94181 and 333-94185 of Genta Incorporated on Form S-8 of our report dated February 7, 2001 with respect to the consolidated financial statements of Genta Incorporated and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2000.


DELOITTE & TOUCHE  LLP

Boston, Massachusetts
March 27, 2001


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